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                                                             EXHIBIT 99.1

                                   ARTHUR
                                  ANDERSEN


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                                                       Arthur Andersen LLP


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July 21, 1999                                          225 Franklin Street
                                                       Boston MA 02110-2812
Office of the Chief Accountant                         617 330 4000
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read the two (2) paragraphs under the caption "Changes in Independent Auditors" included in the Form S-1 dated July 21, 1999 of Breakaway Solutions, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements pertaining to Arthur Andersen LLP contained therein.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP



Copy to:
Mr. Kevin Comerford
Breakaway Solutions, Inc.